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                                                                    EXHIBIT 22

                           SEARCH CAPITAL GROUP, INC.

                              LIST OF SUBSIDIARIES

Automobile Credit Holdings., Inc. (first-tier) [in process of dissolution]
        Automobile Credit Acceptance Corp. (second-tier)
        Consumer-Dealer Autocredit Corporation (second-tier)

ELIR Corp. (first-tier)

Newsearch, Inc. (first-tier) [in process of dissolution]

Search Capital Acquisition Corp. (first-tier)

Search Financial Services Company (first-tier)
        Search Financial Services of Florida, Inc. (second-tier) Search Financial Services of Georgia, Inc. (second-tier) Search Financial Services of Louisiana, Inc. (second-tier) Search Financial Services of Oklahoma, Inc. (second-tier) Search Financial Services of Puerto Rico, Inc. (second-tier) Search Financial Services of Tennessee, Inc. (second-tier) Search Financial Services of Texas, Inc. (second-tier) Search Mortgage Services of Tennessee, Inc. (second-tier)

Search Funding Corp. (first-tier)

Search Funding II, Inc. (first-tier)

Search Funding III, Inc. (first-tier)

Search Funding IV, Inc. (first-tier)

Search Funding V, Inc. (first-tier)